UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2018

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 21, 2018, the board of directors (the “Board”) of Crestwood Equity GP LLC (the “General Partner”), the general partner of Crestwood Equity Partners LP (the “Partnership”), approved the Crestwood Equity Partners LP Employee Unit Purchase Plan (the “EUPP”). The EUPP became effective upon its approval by the Board (the “Effective Date”). The EUPP authorizes 1,500,000 common units (subject to adjustment as provided in the EUPP) representing limited partnership interests in the Partnership (“Common Units”) to be available for purchase by full-time employees of the General Partner, the Partnership or their respective affiliates, but excluding any employee covered by a collective bargaining agreement unless such bargaining agreement provides for such Employee’s participation in the EUPP, through accumulated payroll deductions (each, an “Employee”).

Under the terms of the EUPP, an Employee may elect to defer up to 10% (in whole percentages) of such Employee’s cash base salary or wages, not to exceed $25,000 for any calendar year, and have such amount applied towards the purchase of Common Units. Additionally, the General Partner may match an Employee’s cash base salary or wage deferrals by an amount up to 10% of such deferrals (an “Employer Match Amount”) and have such Employer Match Amount applied towards the purchase of additional Common Units.

The EUPP generally provides that during each Purchase Period (defined in the EUPP as the 10-day period following each calendar quarter) the General Partner, will purchase for an Employee the maximum number of whole Common Units that can be acquired (using the closing sales price as reported in The Wall Street Journal of a Common Unit on the applicable date of purchase, or if there is no trading in Common Units on such date, on the next preceding date on which there is trading) based on the sum of (i) the funds withheld from an Employee’s wages pursuant to the terms of the EUPP and (ii) the Employee’s applicable Employer Match Amount.

The foregoing description of the EUPP in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the EUPP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Crestwood Equity Partners LP Employee Unit Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC,
its General Partner

Dated: August 24, 2018	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer

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